EXHIBIT 99.1

INTRUSION Announces Strategic Actions, Preliminary 2Q Revenues & Organizational Changes

PLANO, Texas, July 20, 2021 (GLOBE NEWSWIRE) -- INTRUSION, Inc. (Nasdaq:INTZ) today announced preliminary revenue for the second quarter of 2021, which is expected to be within a range of $1.9 million and $2.0 million. Also, since INTRUSION believes that additional capital may be required to achieve profitability, it has engaged an investment banking firm to evaluate various funding sources, and also potentially constructive longer-term strategic options that might help INTRUSION grow, achieve its operating objectives and maximize shareholder value.

The recent global interest and recognition of the Shield solution is increasing, although INTRUSION has experienced a slower-than-anticipated sales ramp due to longer customer evaluation cycles typically seen in most enterprise security sales organizations. Based on customer feedback, the Company remains confident in Shield’s efficacy and the valuable protection it offers to customers in helping them fight the growing war on cybercrime. The team continues to work closely with partners and the sales channel to further ramp testing with potential customers and convert a growing pipeline of customer engagements into recurring subscriptions.

Additionally, Jack B. Blount, previously President, Chief Executive Officer and a Board member, has left the company effective immediately and no longer has any affiliation with INTRUSION. The Board of Directors has asked CFO, Franklin Byrd, and CTO, Joe Head--who is also an INTRUSION Co-Founder--to assume operating responsibilities together on behalf of the Company until such time as a successor is named, and both will report to the Board immediately.

INTRUSION will release its full second quarter results on Thursday, August 12 and host a conference call with Anthony LeVecchio, Chairman of the Board, and Messrs. Byrd and Head participating at 4:00 p.m. Central Time. Investors and analysts may join the conference call by dialing 1-833-366-0416 and providing the confirmation ID 5994378. International callers may join the teleconference by dialing +1-236-712-2506 and entering the same confirmation ID at the prompt. Additionally, this conference call will be broadcast live in listen-only mode on the investor relations website at ir.intrusion.com.

About INTRUSION, Inc.

INTRUSION, Inc. (NASDAQ: INTZ) protects any-sized company by leveraging advanced threat intelligence with real-time artificial intelligence to kill cyberattacks as they occur – including zero-days. INTRUSION’s solution families include INTRUSION Shield, an advanced cyber-defense solution that kills cyberattacks in real-time using artificial intelligence (AI) and an advanced threat intelligence cloud; INTRUSION TraceCop™ for identity discovery and disclosure; and INTRUSION Savant™ for network data mining and advanced persistent threat detection. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, including, without limitations, statements about the performance of protections provided by our INTRUSION Shield product, our estimated revenues for second quarter, our upcoming capital needs, as well as the potential benefits of engaging investment professionals to assist the company, as well as any other statements which reflect management's expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof and involve a number of risks and uncertainties, including, without limitation, the risks that our products and solutions do not perform as anticipated or do not meet with widespread market acceptance, or that our estimates about revenue results, capital needs, and funding opportunities may prove inaccurate. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

INTRUSION Media Inquiries

PR Contact: Michael Krems, Analyst & Public Relations Manager

Email: Michael.Krems@intrusioncom

Mobile: 805.496.8166

IR Contact: Joel Achramowicz

jachramowicz@sheltongroup.com

P: 415-845-9964